Exhibit 99.1

Popular, Inc. Announces Redemption of 6.70% Cumulative Monthly Income Trust Preferred Securities

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – September 30, 2021 – Popular, Inc. (“Popular”) (NASDAQ: BPOP) announced today that it has sent a redemption notice to The Bank of New York Mellon, the Property Trustee for Popular Capital Trust I (the “Trust”), to redeem, on November 1, 2021, all outstanding 6.70% Cumulative Monthly Income Trust Preferred Securities (the “Capital Securities”) issued by the Trust (liquidation amount of $25 per security and amounting to $186,663,800 (or $181,063,250 after excluding Popular’s participation in the Trust of $5,600,550) in the aggregate). The redemption price for the Capital Securities will be equal to $25 per security plus accrued and unpaid distributions up to and excluding the redemption date in the amount of $0.139583 per security, for a total payment per security in the amount of $25.139583. Upon redemption, Popular intends to apply for delisting of the Popular Capital Trust I (NASDAQ: BPOPN) from the Nasdaq Global Select Market.

The Capital Securities are held only in book-entry form through The Depository Trust Corporation (“DTC”). DTC will redeem the Capital Securities in accordance with its procedures and notify the holders. Holders of the Capital Securities need not take any action to receive payment of the redemption price.

About Popular, Inc.

Popular is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives, and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings and new accounting standards on

Popular’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect Popular’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2020, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and in our Form 10-Q for the quarter ended June 30, 2021. Our filings are available on Popular’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). Popular assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Contacts

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com

Financial (English): P-EN-FIN